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                                                                    Exhibit 99.5


Subject: IPO Alert: Internet Capital Group, Inc. available through Wit Capital

Wit Capital Corporation is pleased to announce that we are able to offer a participation in the Initial Public Offering of Internet Capital Group, Inc., lead managed by Merrill Lynch & Co., as described below:

Issuer: The Company is an Internet holding company actively engaged in business-to-business, or B2B, e-commerce through a network of partner companies.

Security: Common Stock

Expected Size of Offering: 13,250,000 shares of Common Stock

Internet Capital Group, Inc. is offering 12,000,000 shares to be sold in this offering and one of its shareholders, Safeguard Scientifics, Inc., is offe ring up to 1,250,000 shares

Expected Price Range: $10.00 to $12.00 per share

Expected NASD Symbol: ICGE

Managing Underwriters: Merrill Lynch & Co., Banc of America Securities LLC, BancBoston Robertson Stephens, Deutsche Banc Alex. Brown and Wit Capital Corporation.

If you think you may be interested in this offering available through Wit Capital, please go to

Error! Bookmark not defined.
----------------------------

You may also obtain a prospectus by writing Wit Capital at: 826 Broadway, 6th Floor, New York, NY 10003.

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT YET BECOME EFFECTIVE. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS COMMUNICATION SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WO
ULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION
UNDER THE SECURITIES LAWS OF SUCH JURISDICTION.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE, AND ANY SUCH OFFER MAY BE WITHDRAWN AND REVOKED WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME PRIOR TO NOTICE OF ITS ACCEPTANCE GIVEN AFTER THE EFFECTIVE DATE. AN INDICATION OF INTEREST IN RESPONSE TO THIS ADVERTISEMENT WILL INVOLVE NO OBLIGATION OR COMMITMENT OF ANY KIND.

Wit Capital Corporation is a Member NASD/SIPC.

================================================================================
For Questions - Error! Bookmark not defined.

[LOGO OF WIT CAPITAL APPEARS HERE]

 .  Rules &
   Procedures

 .  FAQ's

 .  Contact Us

 .  Mailing List

 .  Return To
   Offering Page


   IF YOU ARE INTERESTED IN THIS OFFERING, YOU SHOULD READ THE PRELIMINARY
                PROSPECTUS BEFORE PLACING A CONDITIONAL OFFER.

                            Initial Public Offering
--------------------------------------------------------------------------------

                 [LOGO OF INTERNET CAPITAL GROUP APPEARS HERE]

 .  Expected Size of Offering:  13,250,000 shares of Common Stock
 .  Expected Price Range:       $10.00 to $12.00
 .  Managing Underwriters:      Merrill Lynch & Co.
                               Banc of America Securities LLC
                               BancBoston Robertson Stephens

                           Deutsche Banc Alex. Brown
                               Wit Capital Corporation

           -------------------------   ----------------------------
            Place Conditional Offer     Get Preliminary Prospectus
           -------------------------   ----------------------------

Summary:
--------------------------------------------------------------------------------
The Company is an Internet holding company actively engaged in business-to-business, or B2B, e-commerce through a network of partner companies.
--------------------------------------------------------------------------------

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT YET BECOME EFFECTIVE. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS COMMUNICATION SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL

THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH JURISDICTION.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE
PRICE CAN BE RECEIVED UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE, AND ANY SUCH OFFER MAY BE WITHDRAWN AND REVOKED WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME PRIOR TO NOTICE OF ITS ACCEPTANCE GIVEN AFTER THE EFFECTIVE DATE. AN INDICATION OF INTEREST IN RESPONSE TO THIS ADVERTISEMENT WILL INVOLVE NO OBLIGATION OR COMMITMENT OF ANY KIND.


--------------------------------------------------------------------------------
                (C) 1999 Wit Capital.Com. Member NASD and SIPC.

[LOGO OF WIT CAPITAL APPEARS HERE]


 . Rules &
  Procedures

 . FAQ's

 . Contact Us

 . Mailing List

 . Return To
  Offering Page


--------------------------------------------------------------------------------
                                 REGISTRATION
--------------------------------------------------------------------------------

In order to continue, simply complete the required information below and click Submit. To place a conditional offer, you must have an account with Wit Capital. Please visit Wit Capital's main web site, www.witcapital.com to open your account. After your account is opened, you may participate in Wit Capital IPOs.


Required:

Please enter your e-mail address:
---------------------------------------

---------------------
------------------

Wit Capital does not intend to sell to nor will offers to buy be accepted from anyone other than United States Nationals or Residents. Are you a United States
National or Resident? Yes    No .

In addition, Wit Capital will not distribute the prospectus outside of the
United States. Are you currently in the United States? Yes   No .

--------------------------------------------------------------------------------

Please answer these optional questions as well.

First Name:                       Last Name
--------------------------------  ----------------------------------

--------------------------------  ----------------------------------

Daytime Phone:                    Evening Phone                       State
--------------------------------  ----------------------------------  ------

--------------------------------  ----------------------------------  ------



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                           Submit             Reset
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--------------------------------------------------------------------------------
                    (C)1999 Wit Capital. Member NASD and SIPC.

[LOGO OF WIT CAPITAL APPEARS HERE]

 . Rules & Procedures

 . FAQ's

 . Contact Us
 . Mailing List

Return to Offering Page

Go to next page
-------------------------------------------------------------------------------
                                 Registration
--------------------------------------------------------------------------------


                        Thank you for your registration.


                     ---------------------------------------
                           Please click to continue
                     ---------------------------------------



================================================================================
                  (C) 1999 Wit Capital, Member NASD and SIPC.

[LOGO OF WIT CAPITAL APPEARS HERE]


 . Rules &
  Procedures

 . FAQ's

 . Contact Us

 . Mailing List

 . Return to
  Offering Page


IF YOU ARE INTERESTED IN THIS OFFERING, YOU SHOULD READ THE PRELIMINARY PROSPECTUS BEFORE PLACING A CONDITIONAL OFFER.

I hereby acknowledge that a preliminary prospectus for this offering has been made available to me for downloading and viewing on this Web site.

I hereby affirm my authorization for Wit Capital to deliver certain communications electronically via email as outlined in section 2 of the Customer
                                                                        --------
Account Agreement.
-----------------


All conditional offers received by 11:59 PM EDT on July 21, 1999 will be deemed to have been rec eived at the same time.

                            -----------------------
                            Place Conditional Offer
                            -----------------------

================================================================================
                  (C) 1999 Wit Capital, Member NASD and SIPC.

[LOGO OF WIT CAPITAL APPEARS HERE]

 .  Rules &
   Procedures

 .  FAQ's

 .  Contact Us

 .  Mailing List

 .  Return to
   Offering Page


                 [LOGO OF INTERNET CAPITAL GROUP APPEARS HERE]

IF YOU ARE INTERESTED IN THIS OFFERING, YOU SHOULD READ THE PRELIMINARY PROSPECTUS BEFORE PLACING A CONDITIONAL OFFER.

Please choose from the following:

  1. Download the preliminary prospectus. (To open the PDF version you will need to download Adobe Acrobat Reader).
                       --------------------

        .  PDF prospectus - 1.58MB
           -----------------------
           Approx. time @28.8Kb: 10 min. 58 sec.

        . HTML prospectus - 2.82 MB
          -------------------------
          Approx. time @28.8Kb: 19 min. 35 sec
 .

  2.  Place a conditional offer
      -------------------------

================================================================================
                  (C) Wit Capital Corp. Member NASD and SIPC.

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